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Exhibit 10.23

After Recording Return To:

Marco de Sa e Silva
Davis Wright Tremaine LLP
2600 Century Square
1501 Fourth Avenue
Seattle, Washington 98101-1688

DEED OF TRUST

Grantor:	Port Ludlow Associates LLC, a Washington limited liability company
Trustee:	Jefferson Title Company, Inc., a Washington corporation
Beneficiary:	Pope Resources, a Delaware limited partnership
Abbreviated Legal Description:
Portions of Sections 8, 16, 17 and 21, Township 28 North, Range 1 East, W.M., Jefferson County, Washington.
Complete legal description is on pages 14-17 (Exhibit A) of document.
Assessor's Property Tax Parcel Account Numbers:
See Attachment 1 hereto.
Reference Numbers of Assigned or Released Documents:
None.

Attachment 1

969800001	LUDLOW POINT VILLAGE DIV 4 LOT 1
969800002	LUDLOW POINT VILLAGE DIV 4 LOT 2
998500017	TIMBERTON VILLAGE PHASE I LOT 17 SUBJ/EASE
998700009	TEAL LAKE VILLAGE LOT 9
998700015	TEAL LAKE VILLAGE LOT 15
998700016	TEAL LAKE VILLAGE LOT 16
998700017	TEAL LAKE VILLAGE LOT 17
998700018	TEAL LAKE VILLAGE LOT 18
998700074	TEAL LAKE VILLAGE LOT 74
998700075	TEAL LAKE VILLAGE LOT 75
998700076	TEAL LAKE VILLAGE LOT 76
998700077	TEAL LAKE VILLAGE LOT 77
998700078	TEAL LAKE VILLAGE LOT 78
998700094	TEAL LAKE VILLAGE LOT 94
998700099	TEAL LAKE VILLAGE LOT 99
999700011	WOODRIDGE VILLAGE DIV 1 LOT 11
999700019	WOODRIDGE VILLAGE DIV 1 LOT 19
999700023	WOODRIDGE VILLAGE DIV 1 LOT 23
999700024	WOODRIDGE VILLAGE DIV 1 LOT 24
999700025	WOODRIDGE VILLAGE DIV 1 LOT 25
999700026	WOODRIDGE VILLAGE DIV 1 LOT 26
999700027	WOODRIDGE VILLAGE DIV 1 LOT 27
999700028	WOODRIDGE VILLAGE DIV 1 LOT 28
999700030	WOODRIDGE VILLAGE DIV 1 LOT 30

999700036	WOODRIDGE VILLAGE DIV 1 LOT 36
968600027	LUDLOW BAY VILLAGE LOT TH-14
968600028	LUDLOW BAY VILLAGE LOT TH-15
968600029	LUDLOW BAY VILLAGE LOTS TH-16 & 16A
968600030	LUDLOW BAY VILLAGE LOT TH-17
968600031	LUDLOW BAY VILLAGE LOT TH-18
968600032	LUDLOW BAY VILLAGE LOT TH-19
968600033	LUDLOW BAY VILLAGE LOT TH-20
968600034	LUDLOW BAY VILLAGE LOT TH-21
968600035	LUDLOW BAY VILLAGE LOT TH-22
968600036	LUDLOW BAY VILLAGE LOT TH-23
968600037	LUDLOW BAY VILLAGE LOT TH-24
968600038	LUDLOW BAY VILLAGE LOT TH-25
968600039	LUDLOW BAY VILLAGE LOT TH-26
968600040	LUDLOW BAY VILLAGE LOT TH-27
968600041	LUDLOW BAY VILLAGE LOTS TH-28 & 28A
968600042	LUDLOW BAY VILLAGE LOTS TH-29 & 29A
968600043	LUDLOW BAY VILLAGE LOT TH-30
968600044	LUDLOW BAY VILLAGE LOT TH-31
968600045	LUDLOW BAY VILLAGE LOT TH-32
968600046	LUDLOW BAY VILLAGE LOT TH-33
968600047	LUDLOW BAY VILLAGE LOT TH-34
968600048	LUDLOW BAY VILLAGE LOT TH-35
968600049	LUDLOW BAY VILLAGE LOT TH-36
968600050	LUDLOW BAY VILLAGE LOT TH-37

968600051	LUDLOW BAY VILLAGE LOT TH-38
968600052	LUDLOW BAY VILLAGE LOT TH-39
968600053	LUDLOW BAY VILLAGE LOT TH-40
968600054	LUDLOW BAY VILLAGE LOT TH-41
968600055	LUDLOW BAY VILLAGE LOT TH-42
968600056	LUDLOW BAY VILLAGE LOT TH-43
968600057	LUDLOW BAY VILLAGE LOTS TH-44 & 44A
968600058	LUDLOW BAY VILLAGE LOTS TH-45 & 45A
968600059	LUDLOW BAY VILLAGE LOT TH-46
968600060	LUDLOW BAY VILLAGE LOT TH-47
968600061	LUDLOW BAY VILLAGE LOT TH-48
968600062	LUDLOW BAY VILLAGE LOT TH-49
968600063	LUDLOW BAY VILLAGE LOT TH-50
968600064	LUDLOW BAY VILLAGE LOT TH-51
968600065	LUDLOW BAY VILLAGE LOTS TH-52 & 52A
968600066	LUDLOW BAY VILLAGE LOT TH-53
968600009	LUDLOW BAY VILLAGE LOT SF-1
968600010	LUDLOW BAY VILLAGE LOT SF-2
968600011	LUDLOW BAY VILLAGE LOT SF-3
968600012	LUDLOW BAY VILLAGE LOT SF-4
998500028	TIMBERTON VILLAGE PHASE II LOT 28 SUBJ TO EASE
998500029	TIMBERTON VILLAGE PHASE II LOT 29 SUBJ TO EASE
998500030	TIMBERTON VILLAGE PHASE II LOT 30 SUBJ TO EASE
998500031	TIMBERTON VILLAGE PHASE II LOT 31 SUBJ TO EASE
998500034	TIMBERTON VILLAGE PHASE II LOT 34 SUBJ TO EASE

998500035	TIMBERTON VILLAGE PHASE II LOT 35 SUBJ TO EASE
998500036	TIMBERTON VILLAGE PHASE II LOT 36 SUBJ TO EASE
998500037	TIMBERTON VILLAGE PHASE II LOT 37 SUBJ TO EASE
998500038	TIMBERTON VILLAGE PHASE II LOT 38 SUBJ TO EASE
998500039	TIMBERTON VILLAGE PHASE II LOT 39 SUBJ TO EASE
998500040	TIMBERTON VILLAGE PHASE II LOT 40 SUBJ TO EASE
998500046	TIMBERTON VILLAGE PHASE II LOT 46, SUBJ TO EASE
998500050	TIMBERTON VILLAGE PHASE II LOT 50 SUBJ TO EASE
998500051	TIMBERTON VILLAGE PHASE II LOT 51 SUBJ TO EASE
998500052	TIMBERTON VILLAGE PHASE II LOT 52 SUBJ TO EASE
998500054	TIMBERTON VILLAGE PHASE II LOT 54 SUBJ TO EASE
998500055	TIMBERTON VILLAGE PHASE II LOT 55 SUBJ TO EASE
998500057	TIMBERTON VILLAGE PHASE II LOT 57 SUBJ TO EASE
998500058	TIMBERTON VILLAGE PHASE II LOT 58 SUBJ TO EASE
990100005	PORT LUDLOW NO 7 LOT 5 SUBJ TO ESMTS OF RECORD
990100006	PORT LUDLOW NO 7 LOT 6 SUBJ TO ESMTS OF RECORD
990100015	PORT LUDLOW NO 7 LOT 15 SUBJ TO ESMTS OF RECORD
990100019	PORT LUDLOW NO 7 LOT 19/20 SUBJ TO ESMTS OF RECORD
990100021	PORT LUDLOW NO 7 LOT 21 SUBJ TO ESMTS OF RECORD
990100022	PORT LUDLOW NO 7 LOT 22 SUBJ TO ESMTS OF RECORD
821173002	TIMBERTON III

DEED OF TRUST

    THIS DEED OF TRUST is made this      day of August, 2001, among Port Ludlow Associates LLC, a Washington limited liability company, as Grantor, whose address is c/o HCV Pacific Partners LLC, 625 Market Street, Suite 600, San Francisco, California 94105; Jefferson Title Company, Inc., a Washington corporation, as Trustee, whose address is 2205 Washington Street, P.O. Box 256, Port Townsend, Washington 98368; and Pope Resources, a Delaware limited partnership, as Beneficiary, whose address is 19245 Tenth Avenue N.E., Poulsbo, Washington 98370-0239.

    Grantor irrevocably grants, bargains, sells, and conveys to Trustee in trust, with power of sale, the property in Jefferson County, Washington, described on Exhibit A attached hereto and incorporated herein by reference, together with all interest and estate therein that the Grantor may hereafter acquire and together with the rents, issues, and profits therefrom, all waters and water rights however evidenced or manifested, and all appurtenances, buildings, structures, fixtures, attachments, tenements, and hereditaments, now or hereafter belonging or appertaining thereto (the "Property").

    The Property is divided into the following four (4) categories or types of lots, as shown on Exhibit A: Type I Lots, Type II Lots, Type III Lots, and Type IV Lots. A Type I Lot is a platted lot improved by a completed single family residence as of the date hereof. A Type II Lot is a platted lot upon which a single family residence is under construction and is fifty percent (50%) or more completed, based on the estimated total construction cost, as of the date hereof. A Type III Lot is a platted lot upon which a single family residence is under construction and is less than fifty percent (50%) completed, based on the estimated total construction cost, as of the date hereof. A Type IV Lot is a vacant platted lot.

    Grantor covenants the Property is not used principally for agricultural purposes.

    THIS DEED IS FOR THE PURPOSE OF SECURING PAYMENT AND PERFORMANCE of each agreement of Grantor incorporated by reference or contained herein and payment of the sum of FIVE MILLION EIGHT HUNDRED FOURTEEN THOUSAND SEVEN HUNDRED FORTY-TWO DOLLARS (US$5,814,742.00) with interest thereon and any late charges, according to the terms of a promissory note dated of even date herewith, payable to Beneficiary or order and made by Grantor (the "Note"); all renewals, modifications or extensions thereof; and also such further sums as may be advanced or loaned by Beneficiary to Grantor, or any of their successors or assigns, together with interest thereon at such rate as shall be agreed upon.

    As used herein, "Loan Documents" means the Note, this Deed of Trust, that certain unrecorded Subordination and Release Agreement of even date herewith between Grantor and Beneficiary (the "Subordination and Release Agreement"), and any other document executed by Grantor in connection with the indebtedness secured hereby, including without limitation any loan agreement, and all renewals, modifications and extensions thereof.

    The Grantor covenants and agrees as follows:

    1.  To pay all debts and monies secured hereby, when from any cause the same shall become due. To keep the Property free from statutory and governmental liens of any kind except liens for taxes and assessments not delinquent. That the Grantor is seized in fee simple of the Property and owns outright every part thereof, that he has good right to make this Deed of Trust and that he will forever warrant and defend said Property unto the Beneficiary, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof. The Grantor upon request by mail will furnish a written statement duly acknowledged of the amount due on this Deed of Trust and whether any offsets or defenses exist against the debt secured hereby.

    2.  To maintain the buildings and other improvements on the Property in a rentable and tenantable condition and state of repair, to neither commit nor suffer any waste, to promptly comply with all requirements of the Federal, State and Municipal authorities and all other laws, ordinances, regulations, covenants, conditions and restrictions respecting Property or the use thereof, and pay all fees or charges of any kind in connection therewith. Grantor shall permit Beneficiary or its agents the opportunity to inspect the Property, including the interior of any structures, at reasonable times and after reasonable notice.

    3.  To use best efforts and due diligence to complete construction, within one hundred twenty (120) days after commencement of construction, of a single family residence upon each of the Type II Lots and Type III Lots, pursuant to building permits issued by Jefferson County, Washington, including all reasonably necessary appurtenances thereto, which shall include without limitation foundations, framing, sheathing, siding, windows, doors, walls, roofing, painting, and insulation; piping and plumbing fixtures; electrical distribution systems, outlets, and lighting fixtures; heating systems; carpeting and other floor finishes; window coverings; lawns, trees, shrubbery, and other landscaping; and concrete driveways.

    4.  To use best efforts and due diligence to sell the Type I Lots, Type II Lots, Type III Lots, and Type IV Lots, to bona fide purchasers for fair market value, which shall include continuously and exclusively listing such lots for sale with a licensed real estate broker and paying fair and reasonable listing and sales commissions to such brokers upon closing, subject to Sections 10 and 13 hereof.

    5.  To maintain unceasingly, property insurance with premiums prepaid, on all of the Property, or hereafter becoming part of Property, against loss by fire and other causes of loss, and with such endorsements, as may be reasonably required from time to time by the Beneficiary. Such insurance shall be in such amounts and for such periods of time as Beneficiary reasonably designates and shall include a standard mortgagee clause, and/or a loss payee endorsement (without contribution) in favor of and in form satisfactory to Beneficiary. The foregoing notwithstanding, Grantor shall not be required to maintain insurance against loss by war damage, nuclear accident, flood, or earthquake unless it is available at commercially reasonable rates. Grantor covenants upon demand on Beneficiary to deliver to Beneficiary such policies and evidences of payment of premiums as Beneficiary requests.

    6.  To pay in full at least ten (10) days before delinquent all rents, taxes, assessments, encumbrances, charges, or liens with interest, that may now or hereafter be levied, assessed or claimed upon the Property that is the subject of this Deed of Trust or any part thereof, which at any time appear to be prior or superior hereto for which provision has not been made heretofore, and upon request will exhibit to Beneficiary official receipts therefor, and to pay all taxes imposed upon, reasonable costs, fees, and expenses of this Trust; provided, however, that Grantor, at its sole cost and expense and after written notice and furnishing of an appropriate bond to Beneficiary, may contest any rents, taxes, assessments, encumbrances, charges, or liens by appropriate proceedings conducted in good faith and with due diligence.. On default under this paragraph, Beneficiary may, at its option, pay any such sums, without waiver of any other right of Beneficiary by reason of such default of Grantor, and Beneficiary shall not be liable to Grantor for a failure to exercise any such option.

    7.  To repay within ten (10) days upon written demand to Grantor all sums expended or advanced under the Loan Documents by or on behalf of Beneficiary or Trustee, with interest from the date of such advance or expenditure at the rate provided in the Note until paid, and the repayment thereof shall be secured hereby. Failure to repay such expenditure or advance and interest thereon within ten (10) days of delivery of such demand will, at Beneficiary's option, constitute an event of default hereunder. All sums expended or advanced by or on behalf of Beneficiary or Trustee in satisfaction of any obligation of Grantor under the Loan Documents and any other loan documents to which Grantor is a party and under which the Property is subject to a lien shall be paid by Grantor to Beneficiary within ten (10) days of delivery of Beneficiary's written demand, and such repayment obligation shall be secured by this Deed of Trust.

    8.  Time is of the essence hereof in connection with all obligations of the Grantor herein or in the Note. By accepting payment of any amount secured hereby after its due date, Beneficiary does not waive its right either to require prompt payment when due of all other sums so secured or to declare default for failure so to pay.

    9.  All sums secured hereby shall become immediately due and payable, at the option of the Beneficiary without demand or notice, after any of the following occur, each of which shall be an Event of Default: (a) default by Grantor in the payment of any indebtedness secured hereby and expiration of any applicable cure period provided for in the Note without such default having been cured, (b) default in the performance or observance of any other agreement contained herein or secured hereby and expiration of any applicable cure period provided for herein or in any other Loan Document without such default having been cured; or (c) if Grantor or any party liable on the Note (including guarantors) shall make any assignment for the benefit of creditors or shall permit the institution of any proceedings under any federal or state statutes pertaining to bankruptcy, insolvency, arrangement, dissolution, liquidation or receivership, whether or not an order for relief is entered. In the event of a default, Beneficiary may declare all amounts owed under the Loan Documents immediately due and payable without demand or notice and/or exercise its rights and remedies under the Loan Documents and applicable law including foreclosure of this Deed of Trust judicially or nonjudicially by the Trustee pursuant to the power of sale. Beneficiary's exercise of any of its rights and remedies shall not constitute a waiver or cure of a default. Beneficiary's failure to enforce any default shall not constitute a waiver of the default or any subsequent default. Grantor agrees to pay all reasonable costs, including reasonable attorneys' fees, accountants' fees, appraisal and inspection fees and cost of a title report, incurred by Beneficiary in connection with collection of the Note or any foreclosure of this Deed of Trust, which costs shall be included in the indebtedness secured hereby; and in any suit, action or proceeding (including arbitration or bankruptcy proceedings), or any appeal therefrom, to enforce or interpret the Note or any other Loan Document, or to foreclose this Deed of Trust, the prevailing party shall be entitled to recover its costs incurred therein, including reasonable attorneys fees and costs of litigation. The Property may be sold separately or as a whole, at the option of Beneficiary. Trustee and/or Beneficiary may also realize on any personal property in accordance with the remedies available under the Uniform Commercial Code or at law. In the event of a foreclosure sale, Grantor and the holders of any subordinate liens or security interests waive any equitable, statutory or other right they may have to require marshaling of assets or foreclosure in the inverse order of alienation. Beneficiary may at any time discharge the Trustee and appoint a successor Trustee who shall have all of the powers of the original Trustee.

    10.  Except for those instances in which Grantor pays Beneficiary a Release Fee at the closing of a Property lot sale as described at Section 13 below and in the Subordination and Release Agreement, if the Property or any part thereof or any interest therein is sold, conveyed, transferred, encumbered, or full possessory rights therein transferred, or if a controlling interest in Grantor (if a corporation or limited liability company) or a general partnership interest in Grantor (if a partnership) is sold, conveyed, transferred or encumbered, without the prior written consent of the Beneficiary, then Beneficiary may declare all sums secured by the Deed of Trust immediately due and payable. This provision shall apply to each and every sale, transfer, conveyance or encumbrance regardless of whether or not Beneficiary has consented or waived its rights, whether by action, or nonaction, in connection with any previous sale, transfer, conveyance, or encumbrance, whether one or more. Notwithstanding the foregoing, Grantor may sell, convey, transfer, or encumber the Property or any part thereof or any interest therein to any affiliate of Grantor, or to any limited partnership, general partnership, co-tenancy, or a limited liability company that is controlled or managed directly or indirectly by Grantor (an "Approved Transferee"). Notwithstanding any sale, conveyance, transfer, or encumbrance, in no event shall Grantor be released from any obligations under the Loan Documents.

    11.

      11.1 Beneficiary may commence, appear in, and defend any action or proceeding which may affect the Property or the rights or powers of Beneficiary or Trustee.

      11.2 If Beneficiary so requires following the occurrence of a default hereunder, Grantor shall pay to Beneficiary monthly, together with and in addition to any payments of principal and/or interest due under the Note, a sum, as estimated by the Beneficiary, equal to the ground rents, if any, the real estate taxes and assessments next due on the Property and the premiums next due on insurance policies required under this Deed of Trust, less all sums already paid therefor, divided by the number of months to elapse before 2 months prior to the date when the ground rents, real estate taxes, assessments and insurance premiums will become delinquent, to be held by Beneficiary without interest and used to pay such items when due.

      11.3 This Deed of Trust shall also serve as a financing statement filed for record in the real estate records as a fixture filing pursuant to the Uniform Commercial Code. To the extent applicable, this is a security agreement under the Uniform Commercial Code.

      11.4 If any payment made or to be made under the Loan Documents shall constitute a violation of the applicable usury laws, then the payment made or to be made shall be reduced so that in no event shall any obligor pay or Beneficiary receive an amount in excess of the maximum amount permitted by the applicable usury laws.

      11.5 If Grantor is in default, any tender of payment sufficient to satisfy all sums due hereunder or under the Note or other documents secured hereby, if any, made at any time prior to foreclosure sale shall constitute an evasion of the prepayment terms of the Note, if any, and shall be deemed a voluntary pre-payment. Any such payment, to the extent permitted by law, shall include the additional payment required under the prepayment privilege in the Note or if at that time there is no prepayment privilege, then such payment, to the extent permitted by law, will include an additional payment of 5% of the then principal balance.

      11.6 The right, duties, liabilities and obligations of the parties under the Note shall be construed and governed by and under the laws of the State of Washington. The right, duties, liabilities, and obligations of the parties with respect to the Property shall be governed by the laws of the state where the Property is located. It is the intent of the parties that, to the fullest extent allowable by law, the law of the State of Washington shall apply to the transaction of which this Deed of Trust is a part.

    12.  Grantor agrees to provide written notice to Beneficiary immediately upon Grantor becoming aware that the Property or any adjacent property is being or has been contaminated after the date hereof with hazardous or toxic waste or substances. Grantor will not cause nor permit any activities on the Property that directly or indirectly could result in the Property or any other property becoming contaminated with hazardous or toxic waste or substances in violation of any applicable law, regulation, or ordinance. For purposes of this Deed of Trust, the term "hazardous or toxic waste or substances" means any substance or material defined or designated as hazardous or toxic wastes, hazardous or toxic material, a hazardous, toxic or radioactive substance or other similar term by any applicable federal, state or local statute, regulation or ordinance now or hereafter in effect. Grantor shall promptly comply with all statutes, regulations and ordinances which apply to Grantor or the Property, and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction by which Grantor is bound, relating to the use, collection, storage, treatment, transportation, disposal, control, removal or cleanup of hazardous or toxic substances in, on or under the Property or in, on or under any adjacent property that becomes contaminated after the date hereof with hazardous or toxic substances as a result of construction, operations or other activities on, or the contamination of, the Property, at Grantor's expense. Beneficiary may, but is not obligated to, enter upon the Property and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest as Beneficiary; and whether or not Grantor has actual knowledge of the existence of hazardous or toxic substances in, on or under the Property or any adjacent property as of the date hereof.

    13.  From time to time during the term hereof, Beneficiary shall grant partial releases of the lien of this Deed of Trust as to portions of the Property, subject to Grantor's compliance with and satisfaction of the requirements, terms, and conditions set forth within the Subordination and Release Agreement.

    14.  During the term hereof, Beneficiary shall mutually execute and deliver a subordination agreement with Grantor's construction lender to subordinate the lien of this Deed of Trust as to certain of the Type III Lots and Type IV Lots, according to the requirements, terms, and conditions set forth in the Subordination and Release Agreement.

EXECUTED as of the day and year first above written.

GRANTOR:	Port Ludlow Associates LLC, a Washington limited liability company
By West Coast Northwest Pacific Partners LLC, a Washington limited liability company, its manager
	By:	/s/ RANDALL J. VERRUE Randall J. Verrue Its President

EXHIBIT:

A—Legal Description of Property

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

    On this    day of August, 2001, before me, a Notary Public in and for the State of Washington, personally appeared RANDALL J. VERRUE, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he was authorized to execute the instrument, and acknowledged it as the PRESIDENT of WEST COAST NORTHWEST PACIFIC PARTNERS LLC, a Washington limited liability company, the manager of PORT LUDLOW ASSOCIATES LLC, a Washington limited liability company, to be the free and voluntary act and deed of said limited liability company for the uses and purposes mentioned in the instrument.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

NOTARY PUBLIC in and for the State of Washington, residing at

My appointment expires

Print Name

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

TYPE I LOTS

    Lots 9, 94 and 99, Teal Lake Village, as per plat recorded in Volume 6 of Plats, pages 186 through 197, which is an amendment to Volume 6 of Plats, pages 158 through 169, records of Jefferson County, Washington.

    Situate in the County of Jefferson, State of Washington.

    Lots 50 and 51 of Timberton Village Phase II as recorded in Volume 7 of plats, pages 107 through 112, records of Jefferson County, Washington.

    Situate in the County of Jefferson, State of Washington.

    Lots 11, 30 and 36, Woodridge Village, Division I, as per plat recorded in Volume 7 of plats, pages 47 through 50, records of Jefferson County, Washington.

    Situate in the County of Jefferson, State of Washington.

TYPE II LOTS

    Lot 15, Teal Lake Village, as per plat recorded in Volume 6 of Plats, pages 186 through 197, which is an amendment to Volume 6 of Plats, pages 158 through 169, records of Jefferson County, Washington.

    Situate in the County of Jefferson, State of Washington.

    Lot 34 of Timberton Village Phase II as recorded in Volume 7 of plats, pages 107 through 112, records of Jefferson County, Washington.

    Situate in the County of Jefferson, State of Washington.

    Lot 27, Woodridge Village, Division I, as per plat recorded in Volume 7 of plats, pages 47 through 50, records of Jefferson County, Washington.

    Situate in the County of Jefferson, State of Washington.

TYPE III LOTS

    Lot 15, Port Ludlow No. 7, as recorded in Volume 7 of Plats, pages 76 through 83, records of Jefferson County, Washington.

    Situate in the County of Jefferson, State of Washington.

    Lots 16, 17, 18 and 78, Teal Lake Village, as per plat recorded in Volume 6 of Plats, pages 186 through 197, which is an amendment to Volume 6 of Plats, pages 158 through 169, records of Jefferson County, Washington.

    Situate in the County of Jefferson, State of Washington.

    Lot 28, Woodridge Village, Division I, as per plat recorded in Volume 7 of plats, pages 47 through 50, records of Jefferson County, Washington.

    Situate in the County of Jefferson, State of Washington.

TYPE IV LOTS

    Parcels TH14 through TH53 inclusive, 16A, 28A, 29A, 44A, 45A, 52A and SF1 through SF4, inclusive, as shown on the face of Ludlow Bay Village, as per plat recorded in Volume 6 of Plats, pages 228 through 233, records of Jefferson County, Washington.

    TOGETHER WITH a perpetual non-exclusive easement over and across Tract "A" as shown on the final plat for access, ingress and egress along the private roadway located therein.

    Situate in the County of Jefferson, State of Washington.

    Lots 1 and 2 of Ludlow Point Village Division IV as recorded in Volume 6 of Plats pages 216 through 222, records of Jefferson County, Washington.

    Situate in the County of Jefferson, State of Washington.

    Lots 5, 6, 21, 22 and Lots 19/20, consisting of that combined property formerly consisting of Lots 19 and 20, Port Ludlow No. 7, as recorded in Volume 7 of Plats, pages 76 through 83, records of Jefferson County, Washington.

    Situate in the County of Jefferson, State of Washington.

    Lots 74 through 77, Teal Lake Village, as per plat recorded in Volume 6 of Plats, pages 186 through 197, which is an amendment to Volume 6 of Plats, pages 158 through 169, records of Jefferson County, Washington.

    Situate in the County of Jefferson, State of Washington.

    Lot 17, Timberton Village, Phase I, as per plat recorded in Volume 7 of Plats, page 16, records of Jefferson County, Washington.

    EXCEPT the Northwesterly 5 feet thereof adjoining Lot 18 of said plat.

    TOGETHER WITH the adjoining 5 feet of Lot 16 of said plat.

    Situate in the County of Jefferson, State of Washington.

    Lots 28 through 31, Lots 35, 36, 37 through 40, 52, 54, 55, 57 and 58 of Timberton Village Phase II as recorded in Volume 7 of plats, pages 107 through 112, records of Jefferson County, Washington.

    ALSO Lot 46 together with that portion of Tract "C" of Timberton Village Phase II as recorded in Volume 7 of Plats at page 107 records of Jefferson County, Washington, lying between the Easterly line of Lot 46 of said Timberton Village Phase II, and the Westerly right-of-way margin of Timber Ridge Drive and Southerly of the Northerly line of said Lot 46 extended Easterly to intersect the Westerly right of way margin of said Timber Ridge Drive.

    Situate in the County of Jefferson, State of Washington.

    Lots 19, 23 through 26, Woodridge Village, Division I, as per plat recorded in Volume 7 of plats, pages 47 through 50, records of Jefferson County, Washington.

    Situate in the County of Jefferson, State of Washington.

    All residential building lots now existing or hereafter subdivided within the following described parcel (commonly known as the proposed plat of Timberton Village Phase III):

    Revised Parcel "B" of BLA recorded under AFN 440088 being described as:

    That portion of the southwest quarter of Section 17, Township 28 North, Range 1 East, W.M., in Jefferson County, Washington, more particularly described as follows:

    COMMENCING at the south quarter corner of said Section 17;

    THENCE along the south line of said southwest quarter of Section 17, N 88°12'07" W, 637.48 feet to the TRUE POINT OF BEGINNING;

    THENCE continuing along said south line, N 88°12'07" W, 812.73 feet to a line parallel with the east line of said southwest quarter;

    THENCE along said parallel line, N 00°49'24" E, 771.12 feet;

    THENCE N 77°03'46" E, 139.89 feet to a line which lies 60.00 feet southerly from AND parallel with the southerly margin of Tract A of "Timberton Village Phase I", filed in Volume 7 of Plats, pages 16 through 23, Records of Jefferson County, Washington, and a point of curvature;

    THENCE along said parallel line AND along the southerly margin of Timberton Drive, the following courses:

    Northeasterly 34.69 feet along the arc of a tangent curve to the left, having a radius of 410.00 feet, through a central angle of 04°50'50" to a point of reverse curvature;

    Easterly 197.04 feet along the arc of a tangent curve to the right, having a radius of 350.00 feet, through a central angle of 32°15'20" to a point of tangency;

    S 75°31'55" E, 70.64 feet to a point of curvature;

    Southeasterly 305.34 feet along the arc of a tangent curve to the right, having a radius of 350.00 feet, through a central angle of 49°59'05" to a point of tangency;

    S 25°32'50" E, 299.29 feet to a point of curvature;

    Easterly 474.85 feet along the arc of a tangent curve to the left, having a radius of 280.00 feet, through a central angle of 97°10'00";

    THENCE leaving said southerly margin, S 57°17'10" W, 466.67 feet to said south line of the southwest quarter of Section 17 AND the TRUE POINT OF BEGINNING.

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  Exhibit 10.23
DEED OF TRUST
Attachment 1
DEED OF TRUST
EXHIBIT A LEGAL DESCRIPTION OF PROPERTY